EXHIBIT 10 (y) (ii)
                        AMENDMENT TO
                      AND ASSUMPTION OF
          BLOUNT, INC. BENEFITS PROTECTION TRUST


  This Amendment and Assumption Agreement dated as of the 3rd day of November, 1995, by and among BLOUNT, INC. ("Blount"), BLOUNT INTERNATIONAL, INC. ("BII") and TRUST COMPANY BANK
("Trustee");

                      W I T N E S S E T H:

  WHEREAS, Blount entered into an agreement ("Trust
Agreement") with the Trustee, dated April 17, 1995, establishing a trust for the benefit of certain executives ("Covered
Participants") of Blount who have Employment Agreements and providing for additional funding of the trust upon a Change in Control of Blount; and

  WHEREAS, pursuant to a Plan and Agreement of Merger ("Merger Agreement"), dated August 17, 1995, among Blount, BII and HBC Transaction Subsidiary, Inc. ("Subsidiary"), a subsidiary of BII, Subsidiary will be merged ("Merger") with and into Blount, and Blount will be the survivor of the Merger; and

  WHEREAS, as a result of the Merger, Blount will become a wholly-owned subsidiary of BII and BII will become the publicly-traded company; and

  WHEREAS, the Merger Agreement provides for the continuation of the Employment Agreements and the preservation of the relative rights and obligations of the parties thereunder;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Trust
Agreement, the parties hereby agree as follows:

                               1.

  BII hereby agrees to assume all of the obligations, responsibilities and liabilities of the "Company" under the Trust Agreement and each place in the Trust Agreement where a reference to "Company" appears shall now refer to and mean BII. Further, in each place where the Trust Agreement now refers to an Employment Agreement with Blount, such reference shall now include an Employment Agreement with BII. The Trustee hereby consents to the assumption of the Trust Agreement by BII and the substitution of BII as the "Company" thereunder.

                               2.

  Section 13(d)(1) of the Trust Agreement is hereby amended by deleting the present section in its entirety and substituting the following therefor:

          "(1) "Change in Control" - Either
          (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of securities of the Company representing an aggregate of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (excluding the acquisition by persons who own such amount of securities on the date hereof, or acquisitions by persons who acquire such amount through inheritance); or

          (ii) Winton M. Blount (A) ceases to own at least 50.1% of the combined voting power of the then outstanding securities of the sole general partner of Blount Holding Company, L.P. ("Blount Partnership"), a limited partnership which holds and owns voting securities of the Company, or counsel to the Blount Partnership is unable at any time to provide a legal opinion that ownership of at least 50.1% of the combined voting power of the then outstanding securities is sufficient to control the sole general partner, or (B) ceases to direct personally (and not through a representative) by his ownership of the voting power of the sole general partner of the Blount Partnership, the voting and dispositive power of all of the shares of the Company's voting securities owned by the Blount Partnership; or

          (iii)     Winton M. Blount personally and the Blount
Partnership in the aggregate cease to own at least 50.1% of the combined voting power of the Company's then outstanding securities; or

          (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

          (v) consummation of (A) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company (or such surviving entity or parent or affiliate thereof) that is outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (vi) the occurrence of any other event or circumstance which is not covered by (i) through (v) above which the Board of the Company determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement."

                               3.

     Section 13(d)(3) of the Trust Agreement is hereby amended by adding the words "or incapacity (as defined below)" after the word "death" in the first line of the present section and adding the following two sentences at the end of the present section:

     "For purposes of this Agreement, Mr. Blount shall be considered incapacitated if he is determined to be permanently unable to perform his duties as Chairman of the Board of the Company. The Board of the Company shall have the authority to make the determination whether Mr. Blount is incapacitated under this Agreement and shall also have the authority to determine whether Mr. Blount has ceased to be incapacitated hereunder."

                               4.

     Blount agrees to execute the Guarantee Agreement attached hereto as Exhibit A, agreeing to pay and perform all of the obligations and responsibilities of the "Company" under the Trust
Agreement.

                               5.

  Except as hereby modified, the terms and conditions of the Trust Agreement shall remain in full force and effect. This
Amendment and Assumption Agreement shall be effective as of November 3, 1995.

  IN WITNESS WHEREOF, the parties have executed this Amendment and Assumption Agreement as of the day and year first above written.


                                TRUSTEE:

                                TRUST COMPANY BANK


                                By:_______________________________



                                BLOUNT, INC.


                                By:/s/John M. Panettiere__________



                                BLOUNT INTERNATIONAL, INC.


                                By:/s/John M. Panettiere__________

                                                        EXHIBIT A


                      GUARANTEE AGREEMENT


          For and in consideration of the covenants and agreements contained in the Trust Agreement for the Blount, Inc. Benefits Protection Trust between Blount, Inc. ("Blount") and Trust Company Bank ("Trustee"), dated April 17, 1995, as assumed by Blount International, Inc. (the "Company") and as amended on November 3, 1995 (the "Agreement"), and in further consideration of the financial and other benefits accruing to Blount from the Trust Agreement, Blount does hereby agree to pay and to perform all of the obligations and responsibilities of the Company under the Trust Agreement, including, without limitation, the obligation to make additional contributions to the Trust under
Section 1(f) of the Trust Agreement.

          IN WITNESS WHEREOF, Blount acting under authority of its Board of Directors has caused this Guarantee Agreement to be executed as of this 3rd day of November, 1995.

                           BLOUNT, INC.



                           By:/s/John M. Panettiere____________